April 19, 2019

RiverSource Life Insurance Company

829 Ameriprise Financial Center

Minneapolis, MN 55474

RE:	RiverSource MVA Account
Initial Registration Statement on Form S-3

RiverSource® AccessChoice Select Variable Annuity

RiverSource® Builder Select Variable

RiverSource® Endeavor Select Variable Annuity

RiverSource® FlexChoice Variable Annuity

RiverSource® FlexChoice Select Variable Annuity

RiverSource® Galaxy Premier Variable Annuity

RiverSource® Innovations Variable Annuity

RiverSource® Innovations Select Variable Annuity

RiverSource® Innovations Classic Variable Annuity

RiverSource® Innovations Classic Select Variable Annuity

RiverSource® New Solutions Variable Annuity

RiverSource® Pinnacle Variable Annuity

RiverSource® Signature Variable Annuity

RiverSource® Signature Select Variable Annuity

RiverSource® Signature One Variable Annuity

RiverSource® Signature One Select Variable Annuity

Evergreen Essential Variable Annuity

Evergreen New Solutions Variable Annuity

Evergreen New Solutions Select Variable Annuity

Evergreen Pathways Variable Annuity

Evergreen Pathways Select Variable Annuity

Evergreen Privilege Variable Annuity

Wells Fargo Advantage Variable Annuity

Wells Fargo Advantage Select Variable Annuity

Wells Fargo Advantage Builder Variable Annuity

Wells Fargo Advantage Choice Variable Annuity

Wells Fargo Advantage Choice Select Variable Annuity

Ladies and Gentlemen:

I am familiar with the above-referenced Registration Statement on Form S-3 filed by RiverSource Life Insurance Company (the “Company”) with the Securities and Exchange Commission in connection with RiverSource Guarantee Period Account Interests offered in connection with the above-referenced variable annuity contracts (“Guarantee Period Account Interests”).

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the Guarantee Period Account Interests.

2. The Guarantee Period Account Interests issued by the Company, when offered and sold in accordance with the prospectus contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Nicole D. Wood
Nicole D. Wood
Assistant General Counsel and
Assistant Secretary